UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market
Series A Mandatory Convertible Preferred Stock, no par value	IIVIP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

A slide presentation to be used by the Company in connection with its discussions with investors is included in Exhibit 99.1 to this report and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission. The information contained in the attached presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information in this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: March 24, 2022	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer